EX-99.h.9

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNL VARIABLE FUND III LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL VARIABLE FUND III LLC, a Delaware limited liability company ("JNL Variable Fund").

         WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund III LLC (each a "Fund");

         WHEREAS, paragraph 15, entitled "Term of Agreement," has been revised; and

         WHEREAS, in order to reflect a change in sub-adviser, the name of the Fund has been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. The following sentence should be added to the end of paragraph 15, entitled "Term of Agreement:"

               15. However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Managers will not require approval by the Board of Managers.

     2. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated February 18, 2004, attached hereto.

     3. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated February 18, 2004, attached hereto.



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         IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 18th day of February, 2004.

JACKSON NATIONAL ASSET              JNL VARIABLE FUND III LLC
MANAGEMENT, LLC


By:    /s/ Andrew B. Hopping        By:      /s/ Robert A. Fritts
     -------------------------          ---------------------------------------

Name:   Andrew B. Hopping           Name: Robert A. Fritts
        ----------------------              -----------------------------

Title:   President                  Title:  President


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                                   SCHEDULE A
                             DATED FEBRUARY 18, 2004


                 JNL/Mellon Capital Management The DowSM 10 Fund

                                   SCHEDULE B
                             DATED FEBRUARY 18, 2004
         Fund                                                 Fee

JNL/Mellon Capital Management The DowSM 10 Fund               .15%